As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	3690	77-1050654
(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer Identification No.)
incorporation or organization)	Industrial Classification
	Code Number)

107 Audubon Road, Suite 201
Wakefield, MA 01880
(978) 868-5011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dean Thrasher, Chief Executive Officer
107 Audubon Road, Bldg 2, Suite 201
Wakefield, MA 01880
(905) 582-6402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

David S. Hirsch, Esq.
Hinckley, Allen & Snyder LLP
100 Westminster Street, Suite 1500
Providence, RI 02903
(401) 277-9600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [x]
Emerging growth company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount	Proposed maximum	Proposed maximum	Amount of
securities to be registered	To be	offering price	aggregate	registration
	Registered	per share (2)	offering price	fee (3)
	(1)
Common Stock, par value $0.001 per share	35,783,612	$0.16	$5,725,377.92	$712.81
Common Stock, par value $0.001 per share, underlying common stock purchase warrants	17,891, 806	$0.16	$2,862,688.96	$356.40
Common Stock, par value $0.001 per share, underlying common stock “agent” warrants	572,354	$0.16	$91,576.64	$11.40

(1)

There are being registered pursuant to this registration statement such shares of common stock as may be offered from time to time pursuant to the prospectus contained in the registration statement. The securities registered hereunder may be sold separately, together or as units. These contracts would be issued together with securities registered hereunder.

(2)

Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457(c) and (h)(1) of the regulations under the Securities Act of 1933, as amended (the “Securities Act”) based on the average of the high and low sale prices of the registrant’s common stock on the OTCQB Venture Market on March 26, 2018.

(3)	Calculated pursuant to Rule 457(o) of the regulations under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SECURITY DEVICES INTERNATIONAL INC.

Common Stock

By means of this prospectus, a number of the shareholders and warrant holders of Security Devices International Inc. (“we,” “our,” “us,” “SDI” or the “Company”) are offering to sell up to:

•

35,783,612 shares of the Company’s common stock, par value $0.001 per share (“Unit Shares”) issued in connection with a private placement transaction completed on November 28, 2017 (the “Private Placement”) for the sale of 35,783,612 units (the “Units”) at $0.106 per Unit, for gross proceeds of $3,793,063;

•

17,891,806 shares of the Company’s common stock, par value $0.001 per share (the “Unit Warrant Shares”) issuable upon exercise of the Company’s warrants issued in connection with the Private Placement (the “Unit Warrants”); and

•

572,354 shares of the Company’s common stock, par value $0.001 per share (the “Agent Warrant Shares” and collectively with the Unit Warrant Shares, the “Warrant Shares”) issuable upon exercise of the Company’s warrants issued to J Streicher Capital, LLC, a placement agent (the “Agent”) in connection with the Private Placement (the “Agent Warrants” and collectively with the Unit Warrants, the “Warrants”).

For purposes of this prospectus, the Units Shares and the Warrant Shares are collectively referred to as the “Shares”. Although we will receive proceeds if any of the Warrants are exercised, we will not receive any proceeds from the sale of the Shares by the selling shareholders. Any proceeds received from the exercise of Warrants will be used for general corporate purposes. We will pay for the expenses of this offering which are estimated to be $14,161.

The selling shareholders may sell Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

SDI’s common stock is listed on the OTCQB Venture Market under the symbol “SDEV” and is also listed in Canada on the TSX Venture Exchange (“TSXV”) under the symbol “SDZ.V”. On March 26, 2018, the closing price for our common stock was $0.16 on the OTCQB Venture Market and CAD $0.195 on the TSXV. As of March 28, 2018, SDI had 93,861,054 outstanding shares of common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE “RISK FACTORS” BEGINNING ON PAGE 25 OF OUR ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED NOVEMBER 30, 2017 (THE “FISCAL 2017 10-K”), WHICH IS INCORPORATED HEREIN BY REFERENCE.

The date of this prospectus is      , 2018.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you should read this entire prospectus carefully, including the documents incorporated by reference in this prospectus before making an investment decision.

Our Company

SDI is a Delaware corporation incorporated on March 1, 2005. The Company develops and manufactures innovative, less lethal munitions and equipment that the Company believes are safe, effective and reliable. For a discussion of our business, see Part I, Item 1, “Business” in the Fiscal 2017 10-K, which is incorporated by reference in this prospectus.

Our principal office is located at 107 Audubon Road, Bldg 2, Suite 201, Wakefield, MA 01880. Our telephone number is (978) 868-5011 and our web site is www.securitydii.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Our common stock is listed on the OTCQB Venture Market under the symbol “SDEV” and is also listed in Canada on the TSXV under the symbol “SDZ.V”. As of March 28, 2018, we had 93,861,054 outstanding shares of common stock. This number excludes 25,170,827 shares that may be issued upon the exercise of outstanding options and warrants, including the Warrant Shares.

We filed the registration statement on Form S-1, of which this prospectus is a part, to fulfill our obligation under the Registration Rights Agreement entered into between the Company and the various purchasers in the Private Placement. We agreed to file the registration statement no later than March 28, 2018 and to use commercially reasonable efforts to cause such registration statement to become effective 150 days following the date the registration statement is filed with the SEC, and to keep such registration statement effective for a period of one year or for such shorter period ending on the earlier to occur of (i) the date as of which all of the selling shareholders may sell all of the securities registered under this registration statement without restriction pursuant to Rule 144 under the Securities Act (or any successor rule thereto) or (ii) the date when all of the securities registered hereunder shall have been sold.

The Offering

By means of this prospectus a number of persons are offering to sell up to:

•

35,783,612 shares of the Company’s common stock, par value $0.001 per share (“Unit Shares”) issued in connection with a private placement transaction completed on November 28, 2017 (the “Private Placement”) for the sale of 35,783,612 units (the “Units”) at $0.106 per Unit, for gross proceeds of $3,793,063;

•

17,891,806 shares of the Company’s common stock, par value $0.001 per share (the “Unit Warrant Shares”) issuable upon exercise of the Company’s warrants issued in connection with the Private Placement (the “Unit Warrants”); and

•

572,354 shares of the Company’s common stock, par value $0.001 per share (the “Agent Warrant Shares” and collectively with the Unit Warrant Shares, the “Warrant Shares”) issuable upon exercise of the Company’s warrants issued to J Streicher Capital, LLC, a placement agent (the “Agent”) in connection with the Private Placement (the “Agent Warrants” and collectively with the Unit Warrants, the “Warrants”).

For purposes of this prospectus, the Unit Shares and the Warrant Shares are collectively referred to as the “Shares”. Although we will receive proceeds if any of the Warrants are exercised, we will not receive any proceeds from the sale of the Shares by the selling shareholders. Any proceeds received from the exercise of Warrants will be used for general corporate purposes. We will pay for the expenses of this offering which are estimated to be $14,161.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and our need for additional capital. For a description of certain important factors that should be considered by prospective investors, see “Risk Factors” beginning on page 25 of the Fiscal 2017 10-K which is incorporated herein by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering which is the subject of this prospectus. Information in such future filings updates and supplements the information provided in this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as amended by Amendment No. 1 on Form 10-K/A; and

•	our Current Reports on Form 8-K filed with the SEC on December 4, 2017, December 22, 2017 and March 8, 2018.

The documents incorporated by reference contain important information concerning:

•	our Business;

•	Risk Factors relating to an investment in our securities;

•	our Controls and Procedures;

•	Directors, Executive Officers, Promoters and Control Persons

•	Executive Compensation;

•	Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters;

•	our Financial Statements and our Management’s Discussion and Analysis of Financial Condition and Plan of Operation; and

•	our Legal Proceedings.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference above, including exhibits. Requests should be directed to:

Security Devices International Inc.
107 Audubon Road, Bldg 2, Suite 201
Wakefield, MA 01880
(978) 868-5011
dthrasher@securitydii.com

The documents incorporated by reference may be accessed at our website: www.securitydii.com.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, that may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. Forward-looking statements reflect our good-faith evaluation of information available at the time the forward-looking statements were made. However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which we have little or no control. For a discussion of significant risk factors applicable to us, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Plan of Operation”, including the Section captioned “Risk Factors” therein, in the Fiscal 2017 10-K, which is incorporated by reference in this prospectus. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

DILUTION

The Company does not have adequate revenue to fund all of its operational needs and may require additional financing to continue its operations if it is unable to generate substantial revenue growth. There can be no assurance that such financing will be available at all or on favorable terms. Failure to generate substantial revenue growth could result in delay or indefinite postponement of the Company’s deployment of its products, and may result in the Company looking to obtain such additional financing, resulting in possible dilution. Any such financing will dilute the ownership interest of the Company’s shareholders at the time of the financing, and may dilute the value of their shareholdings.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for the selling shareholders by Hinckley, Allen & Snyder LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K have been audited by UHY McGovern Hurley LLP (with respect to the Company’s fiscal year ended November 30, 2017) and Schwartz Levitsky Feldman LLP (with respect to the Company’s fiscal year ended November 30, 2016), each an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the Shares shown opposite their respective names by means of this prospectus. The owners of the Shares are referred to as the “selling shareholders”. The selling shareholders acquired their Shares in the Private Placement, as described below.

We will not receive any proceeds from the sale of the Shares by the selling shareholders. We will pay all costs of registering the Shares offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $14,161. The selling shareholders will pay all sales commissions and other costs of the sale of the Shares offered by them.

On November 28, 2017, the Company completed a private placement (the “Private Placement”) for the sale of 35,783,612 units (the “Units”) at $0.106 per Unit, for gross proceeds of $3,793,063. Each Unit consists of one (1) share of common stock and one-half (1/2) of one Unit Warrant. Each Unit Warrant is exercisable into one Unit Warrant Share or before November 28, 2022 at an exercise price of $0.18. If the average closing price of the Company’s common stock is over $0.36 per share for a period of 20 consecutive trading days ending after November 28, 2019, the Company may give notice to the registered holders of the Unit Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

In connection with the Private Placement, the Company paid J Streicher Capital, LLC, a placement agent (the “Agent”), $60,669 in cash commission and issued to the Agent 572,354 agent warrants (the “Agent Warrants”). Each Agent Warrant is exercisable into one share of common stock on or before November 28, 2022 at an exercise price of $0.15. If the average closing price of the Company’s common stock is over $0.30 per share for a period of 20 consecutive trading days ending after November 28, 2019, the Company may give notice to the registered holders of the Agent Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

Name of Investor	Common Stock prior to offering (1)	Warrant Shares (2)	Shares to be sold in this offering	Common Stock ownership after offering (3)	Percentage ownership after offering (4)
Arthur Cohen	6,551,512	1,381,817	4,145,451	3,787,878	3.37%
Joseph Healey	6,551,512	1,381,817	4,145,451	3,787,878	3.37%
Pierre F. Lapeyre Jr.	6,146,550	3,073,275	9,219,825	0	0.00%
Alan and Amy Meltzer Family Foundation	2,048,850	1,024,425	3,073,275	0	0.00%
Alan L. Meltzer 2012 GRAT	4,097,695	2,048,850	6,146,550	0	0.00%
Northeast Industrial Partners, LLC (5)	3,720,334	552,727	1,658,181	2,614,880	2.33%
REF Securities & Co. LP	4,915,909	967,272	2,901,816	2,981,365	2.65%
Doug Lipton and Lucia Smith JTWROS	2,100,454	552,727	1,658,181	995,000	0.89%
Vladimir Kitaygorodsky	902,364	138,182	414,545	626,001	0.56%
Donald A. Levantin (6)	885,312	377,756	1,133,268	129,800	0.12%
Keith Morrison	570,810	190,846	572,537	189,119	0.17%
Ganz 1997 Trust	471,698	235,849	707,547	0	0.00%
Judith L. Ganz Trust UA 04-23-2015	471,698	235,849	707,547	0	0.00%
Fidelity Management Trust Company FBO Paul Jensen (7)	943,396	471,698	1,415,094	0	0.00%
Geoffrey S. Bradshaw- Mack	1,886,792	943,396	2,830,188	0	0.00%
John M. Kern and Susan P. Kern	472,000	236,000	708,000	0	0.00%
Douglas L. Newhouse	943,396	471,698	1,415,094	0	0.00%
Colin J. Markley and Nancy S. Markley Family Trust DTD 12/14/93	2,358,490	1,179,245	3,537,736	0	0.00%
Natgun Partners	943,396	471,698	1,415,094	0	0.00%
Trade Winds Financial, LLC	471,698	235,849	707,547	0	0.00%
Michael H. Glick and Susan Glick	471,698	235,849	707,547	0	0.00%
Keith Abell	235,850	117,925	353,774	0	0.00%
Daniel Aron	471,698	235,849	707,547	0	0.00%
Ethel S. Levantin	235,850	117,925	353,774	0	0.00%
Jeffrey William Benton	235,000	117,500	352,500	0	0.00%
LegendCap Opportunity Fund LLC	330,000	165,000	495,000	0	0.00%
David S. Nagelberg 2003 Revocable Trust	471,000	235,500	706,500	0	0.00%
Matthew Hayden	235,850	117,925	353,774	0	0.00%
Jeff Kobylarz	283,020	141,510	424,529	0	0.00%

Name of Investor	Shares Owned prior to offering (1)	Warrants Issued (2)	Shares to be sold in this offering	Share ownership after offering (3)	Percentage ownership after offering (4)
Intracoastal Capital, LLC	471,698	235,849	707,547	0	0.00%
J Streicher Capital, LLC	0	572,354	572,354	0	0.00%

(1)	Includes Shares of Common Stock issuable under warrants and options exercisable within 60 days excluding Warrents issued in the Private Placement.
(2)	Includes only Shares of Common Stock issuable under Warrents issued in the Private Placement.
(3)	Assumes full exercise of Warrants.
(4)	Based on 93,861,054 outstanding shares of common stock as of March 28, 2018 and assumes sale of all Shares offered by this prospectus.
(5)	Bryan Ganz, the Chairman of the Board of the Company, owns and controls Northeast Industrial Partners, LLC.
(6)	Donald A. Levantin serves as a director on the Company’s Board. Includes Shares of Common Stock issuable under 99,667 options held by Donald A. Levantin.
(7)	Paul Jensen is the President and Chief Operating Officer of the Company.

The controlling persons of the non-individual selling shareholders are:

Name of Shareholder	Controlling Person

Alan and Amy Meltzer Family Foundation	Alan and Amy Meltzer
Alan L. Meltzer 2012 GRAT	Alan Meltzer
Northeast Industrial Partners, LLC	Bryan Ganz
REF Securities & Co. LP	Rodd Friedman
Judith L. Ganz Trust UA 04-23-2015	Judith Ganz
LegendCap Opportunity Fund LLC	Evan Greenberg
Intracoastal Capital, LLC	Keith Goodman
Natgun Partners	Charles E. Crowley
Trade Winds Financial, LLC	John C. Howe
Doug Lipton and Lucia Smith JTWROS	Doug Lipton and Lucia Smith
Ganz 1997 Trust	Neil Ganz
Colin J. Markley and Nancy S. Markley Family Trust DTD	Colin Markley
12/14/93
David S. Nagelberg 2003 Revocable Trust	David Nagelberg
Fidelity Management Trust Company FBO Paul Jensen	Paul Jensen

Donald Levantin and Bryan Ganz are each one of our directors. Bryan Ganz is (i) related to Neil Ganz (the Controlling Person of the Ganz 1997 Trust), (ii) related to Judith Ganz (the Controlling Person of the Judith L. Ganz Trust UA 04-23-2015), and (iii) owns and controls Northeast Industrial Partners, LLC. Donald Levantin is related to Ethel Levantin. Paul Jensen is one of our officers. With the exception of the foregoing individuals, no selling shareholder has, or had, any material relationship with us or our officers or directors.

To our knowledge, no selling shareholder except Doug Lipton, Rod Friedman and the Agent is affiliated with a securities broker.

PLAN OF DISTRIBUTION

The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the TSXV, the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling shareholders can presently estimate the amount of such compensation.

The selling shareholders and any broker-dealers who act in connection with the sale of their securities may be deemed to be “underwriters” within the meaning of §2(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act.

We agreed to file the registration statement no later than March 28, 2018 and to use commercially reasonable efforts to cause such registration statement to become effective 150 days following the date the registration statement is filed with the SEC, and to keep such registration statement effective for a period of one year or for such shorter period ending on the earlier to occur of (i) the date as of which all of the selling shareholders may sell all of the securities registered under this registration statement without restriction pursuant to Rule 144 under the Securities Act (or any successor rule thereto) or (ii) the date when all of the securities registered hereunder shall have been sold.

We have advised the selling shareholders that they, and any securities broker-dealers or others who sell the Shares on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a “distribution” of the securities owned by the selling shareholder, the selling shareholder, any “affiliated purchasers”, and any broker-dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (“1934 Act”) until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the Shares in connection with this offering.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the l934 Act and are required to file reports and other information with the SEC. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the SEC’s Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the SEC are available at www.sec.gov, the website of the SEC.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

PART II
Information Not Required in Prospectus

Item 13.
Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$1,081
Legal Fees and Expenses	11,000
Accounting Fees and Expenses	1,100
Miscellaneous Expenses	1,000
TOTAL	$14,161

All expenses other than the SEC filing fee are estimated.

Item 14.
Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Company’s articles of incorporation provide that a director of the corporation shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

The Company’s bylaws provide that the Company shall indemnify its directors or officers, or former directors or officers, or any person who may have served at the Company’s request as a director or officer of another corporation in which the Company owns shares of capital stock or of which the Company is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law, under any agreement, vote of shareholders, or otherwise.

Item 15.
Recent Sales of Unregistered Securities.

Note Reference

On August 18, 2016, the board of directors granted options to a consultant to acquire a total of 25,000 common shares. These options were issued at an exercise price of $0.11 per share and vest immediately with an expiry term of five years.

B

On September 13, 2016, the Company issued 488,851 shares of common stock to Northeast Industrial Partners, LLC ("Northeast") at a deemed price of CAD $0.1322 per share. The Shares were the first installment to be paid by the Company to Northeast under a consulting agreement between the Company and Northeast.

B

On October 20, 2016, the board of directors granted options to a new director to acquire a total of 350,000 common shares. These options were issued at an exercise price of $0.08 per share and vest immediately with an expiry term of five years.

B

On December 7, 2016, the Company and its wholly-owned subsidiary, Security Devices International Canada Corp., entered into a Trust Indenture with TSX Trust Company, providing for the issuance of up to CAD $1,550,000 of the Company's Series B Convertible Secured Debentures, convertible into shares of the Company's common stock.

C

On December 7, 2016, the Company issued $1,500,000 of 10% senior secured convertible notes, convertible into shares of the Company's common stock, in a private placement.	A

On January 13, 2017, the Company issued 589,414 shares of common stock to Northeast at a deemed price of CAD $0.1142 per share. The Shares were the second installment to be paid by the Company to Northeast under a consulting agreement between the Company and Northeast.

B

On March 9, 2017, the Company issued 503,251 shares of common stock to Northeast at a deemed price of CAD $0.13 per share. The Shares were the third installment to be paid by the Company to Northeast under a consulting agreement between the Company and Northeast.

B

On March 27, 2017, the Company granted options to Dean Thrasher, the Company’s chief executive officer, to acquire a total of 1,150,000 common shares. These options were issued at an exercise price of $0.10 per share and vest thirty-three and one-third percent every six months commencing January 1, 2017, with an expiry term of five years.

B

On May 26, 2017, the Company granted 895,000 options to directors and 75,000 options to a consultant to acquire a total of 970,000 common shares. These options were issued at an exercise price of $0.15 per share and vest immediately with an expiry term of five years.

B

On May 26, 2017, the Company issued 534,941 shares of common stock to Northeast at a deemed price of CAD $0.1275 per share. The Shares were the fourth and final installment to be paid by the Company to Northeast under a certain consulting agreement between the Company and Northeast.

B

On June 19, 2017, the Company granted options to an employee to acquire a total of 150,000 common shares. These options were issued at an exercise price of $0.15 per share and vest immediately with an expiry term of five years.

B

On August 10, 2017, the Company granted options to a new director to acquire a total of 96,667 common shares. These options were issued at an exercise price of $0.16 per share and vest immediately with an expiry term of five years.

B

On September 11, 2017, the Company issued 498,423 shares of common stock to Northeast at a deemed price of CAD $0.1599 per share. The Shares were the first installment to be paid by the Company to Northeast under a certain extended consulting agreement between the Company and Northeast.

B

On November 28, 2017, the Company sold 35,783,612 units to certain private investors, for gross proceeds of $3,793,063. Each unit consists of one share of common stock and one-half (1/2) of one common share purchase warrant. Each whole warrant is exercisable on or before November 28, 2022 at an exercise price of $0.18.

A

On November 28, 2017, the Company issued to J Streicher Capital, LLC, the placement agent in connection with the Private Placement, 572,354 Agent Warrants. Each Agent Warrant is exercisable into one share of common stock on or before November 28, 2022 at an exercise price of $0.15. If the average closing price of the Company’s common stock is over $0.30 per share for a period of 20 consecutive trading days ending after November 28, 2019, the Company may give notice to the registered holders of the Agent Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

A

On March 7, 2018, the Company issued 507,550 shares of common stock to Northeast at a deemed price of CAD $0.1584 per share. The Shares were the second installment to be paid by the Company to Northeast under an extended consulting agreement (the “Extension Consulting Agreement”) between the Company and Northeast.

B

On March 7, 2018, the Company issued 339,370 shares of common stock to Paul Jensen, the Company’s President and Chief Operating Officer, at a deemed price of CAD $0.1830 per share, to satisfy the payment of $50,000 due to Mr. Jensen in January 2018.

B

A.     The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

B.     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

C.     The Company relied on Regulation S under the Securities Act of 1933, as amended with respect to the issuance of these securities.

Item 16.
Exhibits and Financial Statement Schedules

Exhibit
Number	Description
3.1	Certificate of Incorporation of the Company.

3.2*	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form SB-2 filed on March 16, 2006).

4.1*

Trust Indenture dated December 7, 2016 by and among the Company, Security Devices International Canada Corp., and TSX Trust Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 13, 2016).

5.1	Opinion of Hinckley, Allen & Snyder LLP.

10.1	2017 Revised Stock Option Plan of the Company.

10.2†

Consulting Agreement dated June 15, 2016 between the Company and Northeast Industrial Partners, LLC, as amended by Extension Agreement to Consulting Agreement, dated May 1, 2017, between the Company and Northeast Industrial Partners, LLC.

10.3*

Securities Purchase Agreement dated December 7, 2016 by and among the Company, Northeast Industrial Partners, LLC, as collateral agent, and certain purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2016).

10.4†	Employment Agreement dated January 1, 2017 between the Company and Dean Thrasher

10.5	Manufacturing Supply Agreement dated August 11, 2017 between the Company and Micron Products, Inc.

10.6†	Employment Letter dated August 28, 2017 between the Company and Paul Jensen.

10.7	Registration Rights Agreement dated as of November 28, 2017 by and between the Company and the Selling Shareholders.

10.8	Subscription Agreement (form) dated as of November 28, 2017 by and between the Company and each Selling Shareholder with respect to the purchase and sale of the Units.

10.9	License and Supply Agreement dated as of May 1, 2017 between the Company and Safariland, LLC.

16.1*	Letter of Schwartz Levitsky Feldman LLP dated November 30, 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 4, 2017).

16.2*	Letter of Schwartz Levitsky Feldman LLP dated November 30, 2017 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 4, 2017).

16.3*	Letter of Schwartz Levitsky Feldman LLP dated December 1, 2017 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on December 4, 2017).

21.1*	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual report on Form 10-K filed on March 15, 2018).

23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.1).

23.2	Consent of UHY McGovern Hurley LLP.

23.3	Consent of Schwartz Levitsky Feldman llp.

24	Powers of Attorney (included in signature page hereto).

* Previously filed and incorporated by reference herein.

† Management Contract

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wakefield, Massachusetts on the 28th day of March, 2018.

SECURITY DEVICES INTERNATIONAL
INC.

By:	/s/ Dean Thrasher
Dean Thrasher, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dean Thrasher and Paul Jensen, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement of Security Devices International Inc., and any and all additional registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Jensen	President and Chief Operating	March 28, 2018
Paul Jensen	Officer

/s/ Dean Thrasher	Chief Executive Officer	March 28, 2018
Dean Thrasher	and a Director

/s/ Rakesh Malhotra	Chief Financial Officer	March 28, 2018
Rakesh Malhotra

S-1

/s/ Bryan Ganz	Executive Chairman and	March 28, 2018
Bryan Ganz	a Director

/s/ Don Levantin	Director	March 28, 2018
Don Levantin

/s/ Karen Bowling	Director	March 28, 2018
Karen Bowling

S-2